News Release
R. Andrew Watts

October 22, 2018	Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $530.9 MILLION, AN INCREASE OF 11.6%; AND DILUTED NET INCOME PER SHARE OF $0.38

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the third quarter of 2018.

Revenues for the third quarter of 2018 under U.S. generally accepted accounting principles (“GAAP”) were $530.9 million, increasing $55.3 million, or 11.6%, compared to the third quarter of the prior year, with commissions and fees increasing by 11.6%. Net income was $106.1 million, increasing $30.2 million, or 39.8%, and diluted net income per share was $0.38, increasing by 40.7%, compared to the third quarter of the prior year. Total Revenues - Adjusted and Excluding the New Revenue Standard(4) for the third quarter of 2018 were $506.4 million, increasing 6.5%, with Organic Revenue(1) increasing by 1.4%. Our Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard(6) increased to $0.31, or 19.2%, compared to the third quarter of the prior year, and Diluted Net Income Per Share - Adjusted(5) was $0.38.

Revenues for the nine months ended September 30, 2018 under GAAP were $1,505.5 million, increasing $98.5 million, or 7.0%, compared to the same period of 2017, with commissions and fees increasing by 8.5%. Net income was $270.8 million, increasing $58.7 million, or 27.7%, and diluted earnings per share for the period was $0.96, increasing by 29.7%, compared to the first nine months of 2017. For the first nine months of 2018, our Total Revenues - Adjusted and Excluding the New Revenue Standard were $1,480.8 million, increasing 6.8%, with Organic Revenue increasing by 4.0%. Our Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard increased to $0.91, or 26.4%, compared to the first nine months of 2017, and Diluted Net Income Per Share - Adjusted was $0.97.

On January 1, 2018 we adopted FASB Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and Accounting Standards Codification (Topic 340) – Other Assets and Deferred Cost. Our adoption of the New Revenue Standard(2) has a significant impact on the timing of when revenues and related costs are recognized, and the Company has adopted this standard under the modified retrospective method, which does not require a restatement of prior period results. We believe it is important to include a presentation of our financial results on the most comparable basis practical. In order to accomplish this, we have presented the current year results on an adjusted basis to exclude the impact of the adoption of the New Revenue Standard so that such results are presented on the same revenue recognition methodology used by the Company prior to the adoption of the New Revenue Standard.

For the three months ended September 30, 2018, the impact of the New Revenue Standard was an increase in total revenues of $24.5 million, an increase in net income of $17.4 million, and an increase in diluted net income per share of $0.06.

For the nine months ended September 30, 2018 the impact of the New Revenue Standard was an increase in total revenues of $24.7 million, an increase in net income of $15.8 million, and an increase in diluted net income per share of $0.06.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, "We are very pleased with all the new teammates and their capabilities that joined our team in the third quarter.  We look forward to welcoming the Hays team in November."

Reconciliation of Commissions and Fees
to Organic Revenue
Three and Nine Months Ended September 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017

Commissions and fees	$529.8	$474.6	$1,502.2	$1,383.9
Profit-sharing contingent commissions	(14.3)	(3.5)	(40.0)	(45.4)
Guaranteed supplemental commissions	(3.1)	(2.5)	(8.5)	(8.2)
Core commissions and fees	$512.4	$468.6	$1,453.7	$1,330.3
New Revenue Standard impact on core commissions and fees	(14.4)	—	(31.6)	—
Acquisition revenues	(23.0)	—	(39.5)	—
Divested businesses	—	(0.2)	—	(1.2)
Organic Revenue	$475.0	$468.4	$1,382.6	$1,329.1
Organic Revenue growth	$6.6		$53.5
Organic Revenue growth %	1.4%		4.0%
(1)"Organic Revenue," a non-GAAP measure, is defined as commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), less (iv) divested business (net commissions and fees generated from offices, and books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year, and less (v) the impact of the New Revenue Standard(2). Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth. We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.

(2)"New Revenue Standard," is defined to include Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)" and Accounting Standards Codification Topic 340 – Other Assets and Deferred Cost, both of which were adopted by the Company effective on January 1, 2018. We adopted these standards by recognizing the cumulative effect as an adjustment to opening retained earnings at January 1, 2018, also referred to as the modified retrospective method of adoption. Under the modified retrospective method, we are not required to restate comparative financial information prior to the adoption of these standards and, therefore, such information for the three and nine months ended September 30, 2017 continues to be reported under our previous accounting policies.

Reconciliation of Total Revenues to
Total Revenues - Adjusted(3) and
Total Revenues - Adjusted and Excluding the New Revenue Standard
Three and Nine Months Ended September 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended		Change		Nine Months Ended		Change
	9/30/2018	9/30/2017	$	%	9/30/2018	9/30/2017	$	%
Total revenues	$530.9	$475.6	$55.3	11.6%	$1,505.5	$1,407.0	$98.5	7.0%
Legal Settlement	—	—	—		—	(20.0)	20.0
Total Revenues - Adjusted	530.9	475.6	55.3	11.6%	1,505.5	1,387.0	118.5	8.5%
New Revenue Standard impact on total revenues	(24.5)	—	(24.5)		(24.7)	—	(24.7)
Total Revenues - Adjusted and Excluding the New Revenue Standard	$506.4	$475.6	$30.8	6.5%	$1,480.8	$1,387.0	$93.8	6.8%
(3)“Total Revenues - Adjusted,” a non-GAAP measure, is defined as total revenues, excluding the beneficial revenue impact of a $20.0 million legal settlement in the first quarter of 2017 ("Legal Settlement").
(4)“Total Revenues - Adjusted and Excluding the New Revenue Standard,” a non-GAAP measure, is defined as total revenues, excluding (i) the Legal Settlement, and (ii) the impact of the New Revenue Standard. We believe that Total Revenues - Adjusted and Excluding the New Revenue Standard provides a more meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the New Revenue Standard and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Reconciliation of Diluted Net Income Per Share to
Diluted Net Income Per Share - Adjusted and Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard
Three and Nine Months Ended September 30, 2018 and 2017
(unaudited)

	Three Months Ended				Change		Nine Months Ended		Change
	9/30/2018		9/30/2017		$	%	9/30/2018	9/30/2017	$	%
Diluted net income per share	$0.38		$0.27		$0.11	40.7%	$0.96	$0.74	$0.22	29.7%
Legal Settlement	—		—		—		—	(0.04)	0.04
Change in estimated acquisition earn-out payables	—		—		—		0.01	0.02	(0.01)
Diluted Net Income Per Share - Adjusted	0.38		0.27		0.11	40.7%	0.97	0.72	0.25	34.7%
New Revenue Standard impact on diluted net income per share	(0.06)		—		(0.06)		(0.06)	—	(0.06)
Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard	$0.31	(7)	$0.26	(8)	$0.05	19.2%	$0.91	$0.72	$0.19	26.4%
(5)“Diluted Net Income Per Share - Adjusted,” a non-GAAP measure, is defined as diluted net income per share, excluding (i) the Legal Settlement, and (ii) the change in estimated acquisition earn-out payables. The Company historically presents Diluted Net Income Per Share - Adjusted because we believe it provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.  For 2018, the Company presents a new measure that further adjusts for the impact of the adoption of the New Revenue Standard to compare periods on the same basis of accounting as defined in footnote (6) below.
(6)“Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard,” a non-GAAP measure, is defined as diluted net income per share, excluding (i) the Legal Settlement, (ii) the change in estimated acquisition earn-out payables, and (iii) the impact of the New Revenue Standard. We believe that Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard provides a more meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the New Revenue Standard and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.
(7)Due to rounding, the numbers in this column do not add up to the total indicated. The Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard for the three months ended September 30, 2018 is $0.3128, which equals$0.3755 minus the impact of the change in estimated acquisition earn-out payables of $0.0009 and the New Revenue Standard of $0.0618.
(8)Due to rounding, the numbers in this column do not add up to the total indicated. The Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard for the three months ended September 30, 2017 is $0.2639, which equals$0.2667 minus the impact of the change in estimated acquisition earn-out payables of $0.0028.

Income before income taxes for the third quarter was $142.5 million, an increase of $18.1 million or 14.5%, and Income Before Income Taxes Margin(9) increased to 26.8% from 26.2% as compared to the third quarter of the prior year.

In order to provide a better understanding of our business, we evaluate EBITDAC(10) performance. We view EBITDAC, EBITDAC - Adjusted and Excluding the New Revenue Standard(11), EBITDAC Margin(12) and EBITDAC Margin - Adjusted and Excluding the New Revenue Standard(13) as important indicators when assessing and evaluating our performance, as they present more comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner. EBITDAC - Adjusted and Excluding the

New Revenue Standard for the third quarter of 2018 was $154.6 million, a decrease of $4.6 million, or 2.9%, compared to the third quarter of the prior year. EBITDAC Margin - Adjusted and Excluding the New Revenue Standard decreased from 33.5% to 30.5% in the third quarter of 2018, as compared to the third quarter of the prior year.

Income before income taxes for the nine months ended September 30, 2018 was $361.8 million, an increase of $18.4 million, or 5.4%, and the Income Before Income Taxes Margin decreased from 24.4% to 24.0%, as compared to the same period of 2017. EBITDAC - Adjusted and Excluding the New Revenue Standard for the nine months ended September 30, 2018 was $451.3 million, an increase of $7.9 million, or 1.8%, as compared to the same period of 2017. EBITDAC Margin - Adjusted and Excluding the New Revenue Standard decreased from 32.0% to 30.5% in the nine months ended September 30, 2018, as compared to the same period of 2017.

Reconciliation of Income Before Income Taxes to
EBITDAC and EBITDAC - Adjusted and Excluding the New Revenue Standard
Three and Nine Months Ended September 30, 2018 and 2017
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	9/30/2018	9/30/2017
Income before income taxes	$142.5	$124.4	$361.8	$343.4
Income Before Income Taxes Margin	26.8%	26.2%	24.0%	24.4%

Amortization	21.7	21.4	63.0	64.4
Depreciation	5.2	5.4	16.4	17.2
Interest	9.0	9.3	28.7	28.9
Change in estimated acquisition earn-out payables	(0.4)	(1.3)	2.5	8.3
EBITDAC	$178.0	$159.2	$472.4	$462.2
EBITDAC Margin	33.5%	33.5%	31.4%	32.9%

Legal Settlement	—	—	—	(18.8)
New Revenue Standard impact on EBITDAC	(23.4)	—	(21.1)	—
EBITDAC - Adjusted and Excluding the New Revenue Standard	$154.6	$159.2	$451.3	$443.4
EBITDAC Margin - Adjusted and Excluding the New Revenue Standard	30.5%	33.5%	30.5%	32.0%
(9)"Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.
(10)"EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
(11)"EBITDAC - Adjusted and Excluding the New Revenue Standard," a non-GAAP measure, is defined as EBITDAC, excluding (i) the Legal Settlement and (ii) the impact of the New Revenue Standard.
(12)"EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by total revenues.
(13)"EBITDAC Margin - Adjusted and Excluding the New Revenue Standard," a non-GAAP measure, is defined as EBITDAC - Adjusted and Excluding the New Revenue Standard divided by Total Revenues - Adjusted and Excluding the New Revenue Standard. A reconciliation of total revenues to Total Revenues - Adjusted and Excluding the New Revenue Standard is set forth in a table above in this press release.

Brown & Brown, Inc.
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Commissions and fees	$529.8	$474.6	$1,502.2	$1,383.9
Investment income	0.8	0.5	2.1	1.1
Other income, net	0.3	0.5	1.2	22.0
Total revenues	530.9	475.6	1,505.5	1,407.0

EXPENSES
Employee compensation and benefits	268.0	246.2	790.9	736.5
Other operating expenses	83.7	72.1	243.7	210.3
Loss/(Gain) on disposal	1.2	(1.9)	(1.5)	(2.0)
Amortization	21.7	21.4	63.0	64.4
Depreciation	5.2	5.4	16.4	17.2
Interest	9.0	9.3	28.7	28.9
Change in estimated acquisition earn-out payables	(0.4)	(1.3)	2.5	8.3
Total expenses	388.4	351.2	1,143.7	1,063.6

Income before income taxes	142.5	124.4	361.8	343.4

Income taxes	36.4	48.5	91.0	131.3

Net income	$106.1	$75.9	$270.8	$212.1

Net income per share:
Basic	$0.38	$0.27	$0.98	$0.76
Diluted	$0.38	$0.27	$0.96	$0.74

Weighted average number of shares outstanding - in thousands:
Basic	271,008	272,692	270,423	273,184
Diluted	275,282	277,786	275,614	278,022

Dividends declared per share	$0.075	$0.068	$0.225	$0.203

Brown & Brown, Inc.
Consolidated Balance Sheets
(in millions, except per share data, unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$423.0	$573.4
Restricted cash and investments	301.7	250.7
Short-term investments	12.8	25.0
Premiums, commissions and fees receivable	736.4	546.4
Reinsurance recoverable	98.5	477.8
Prepaid reinsurance premiums	345.0	321.0
Other current assets	95.8	47.9
Total current assets	2,013.2	2,242.2

Fixed assets, net	89.8	77.1
Goodwill	2,929.6	2,716.1
Amortizable intangible assets, net	680.2	641.0
Investments	17.2	13.9
Other assets	72.8	57.3
Total assets	$5,802.8	$5,747.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$732.6	$685.2
Losses and loss adjustment reserve	98.5	476.7
Unearned premiums	345.0	321.0
Premium deposits and credits due customers	107.8	91.6
Accounts payable	84.2	64.2
Accrued expenses and other liabilities	234.6	228.8
Current portion of long-term debt	30.0	120.0
Total current liabilities	1,632.7	1,987.5

Long-term debt	832.4	856.1

Deferred income taxes, net	284.3	256.2

Other liabilities	114.0	65.1

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560,000 shares; issued 290,109 shares and outstanding 279,222 shares at 2018, issued 286,929 shares and outstanding 276,210 shares at 2017 - in thousands. 2017 share amounts restated for the 2-for-1 stock split effective March 28, 2018	29.0	28.7
Additional paid-in capital	525.5	483.9
Treasury stock, at cost 10,887 and 10,719 shares at 2018 and 2017, respectively - in thousands.	(397.6)	(386.3)
Retained earnings	2,782.5	2,456.4
Total shareholders’ equity	2,939.4	2,582.7
Total liabilities and shareholders’ equity	$5,802.8	$5,747.6

Brown & Brown, Inc.
Consolidated Statements of Cash Flows*
(in millions, unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$270.8	$212.1
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	63.0	64.4
Depreciation	16.4	17.2
Non-cash stock-based compensation	23.5	22.4
Change in estimated acquisition earn-out payables	2.5	8.3
Deferred income taxes	(16.4)	23.9
Amortization of debt discount	0.1	0.1
Amortization and disposal of deferred financing costs	1.1	1.3
Net (gain)/loss on sales of investments, fixed assets and customer accounts	(1.3)	(1.7)
Payments on acquisition earn-outs in excess of original estimated payables	(11.8)	(13.8)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Premiums, commissions and fees receivable (increase)	(24.6)	(23.4)
Reinsurance recoverables decrease/(increase)	379.3	(2,082.2)
Prepaid reinsurance premiums (increase)	(23.9)	(23.6)
Other assets (increase)	(9.1)	(5.3)
Premiums payable to insurance companies increase	19.2	5.6
Premium deposits and credits due customers increase	16.1	14.0
Losses and loss adjustment reserve (decrease)/increase	(378.2)	2,082.2
Unearned premiums increase	23.9	23.6
Accounts payable increase	27.9	22.2
Accrued expenses and other liabilities (decrease)/increase	(21.5)	1.1
Other liabilities (decrease)	(1.5)	(34.8)
Net cash provided by operating activities	355.5	313.6
Cash flows from investing activities:
Additions to fixed assets	(28.9)	(12.9)
Payments for businesses acquired, net of cash acquired	(254.8)	(26.5)
Proceeds from sales of fixed assets and customer accounts	3.3	4.1
Purchases of investments	(8.9)	(10.4)
Proceeds from sales of investments	17.6	5.2
Net cash used in investing activities	(271.7)	(40.5)
Cash flows from financing activities:
Payments on acquisition earn-outs	(13.3)	(25.5)
Payments on long-term debt	(115.0)	(91.8)
Deferred debt issuance costs	—	(2.8)
Issuances of common stock for employee stock benefit plans	19.4	17.4
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(11.9)	(6.8)
Purchase of treasury stock	(11.3)	(57.4)
Settlement of accelerated share repurchase program	11.3	(7.5)
Cash dividends paid	(62.4)	(56.8)
Net cash used in financing activities	(183.2)	(231.2)
Net (decrease)/increase in cash and cash equivalents inclusive of restricted cash	(99.4)	41.9
Cash and cash equivalents inclusive of restricted cash at beginning of period	824.1	781.3
Cash and cash equivalents inclusive of restricted cash at end of period	$724.7	$823.2
*In the preparation of this Statement of Cash Flows, beginning balance sheet balances for 2018 were adjusted to reflect the January 1, 2018 modified retrospective adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and Accounting Standards Codification Topic 340 - Other Assets and Deferred Costs, thereby reflecting the change in operating assets and liabilities for the period, excluding the initial impact of adoption.

Conference call, webcast and slide presentation
A conference call to discuss the results of the third quarter of 2018 will be held on Tuesday, October 23, 2018 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, providing risk management solutions to individuals and businesses. With Brown & Brown’s almost 80 years of proven success and thousands of teammates, we offer knowledge you can trust and strive to deliver superior customer service. For more information, please visit www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the third quarter of 2018. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the third quarter of 2018 that its financial results differ from the current preliminary unaudited numbers set forth herein; the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our business operations; the impact of current market conditions on our results of operations and financial condition; risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws; any insolvencies of, or other difficulties experienced by our clients, insurance carriers or financial institutions; volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control; our ability to continue to manage our indebtedness; our ability to compete effectively in our industry, material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; our ability to attract and retain key employees and clients and attract new business; our ability to maintain our corporate culture; the timing or ability to carry out share repurchases; the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred taxes; any fluctuations in exchange and interest rates that could affect expenses and revenue; the potential costs and difficulties in complying with a wide variety of laws and regulations and any related changes; changes in the tax or accounting policies or treatment of our operations and fluctuations in our tax rate; any potential impact of U.S. healthcare or National Flood Insurance Program legislation; the impact of federal income tax reform; exposure to potential liabilities arising from errors and omissions and other potential claims against us; and the interruption or loss of our information processing systems or failure to maintain secure information systems and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December

31, 2017, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Total Revenues - Adjusted, Total Revenues - Adjusted and Excluding the New Revenue Standard, Diluted Net Income Per Share - Adjusted, Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard, EBITDAC, EBITDAC - Adjusted and Excluding the New Revenue Standard, EBITDAC Margin, and EBITDAC Margin - Adjusted and Excluding the New Revenue Standard.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements.  We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by excluding the impact of certain items that have a high degree of variability.  We believe that Organic Revenue provides a meaningful representation of the Company’s operating performance; the Company has historically viewed Organic Revenue growth as an important indicator when assessing and evaluating the performance of its four segments.  As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments.  This supplemental financial information should be considered in addition to, and not in lieu of, the Company’s condensed consolidated financial statements.

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